 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
 SECURITIES PURSUANT TO SECTION 12(B) OR 12(G)
OF THE SECURITIES EXCHANGE ACT OF 1934

Aspen Insurance Holdings Limited

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(Jurisdiction of Incorporation or Organization)

Not applicable

(IRS Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of Principal Executive Offices)

If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the
Exchange Act and is effective pursuant to
General Instruction A.(c), please check the
following box. [ X ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-129214

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.401% Perpetual Non-Cumulative Preference Shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.    Description of Registrants’ Securities to be Registered

The class of securities to be registered is the 7.401% Perpetual Non-Cumulative Preference Shares of Aspen Insurance Holdings Limited (the ‘‘Company’’). For a description of the 7.401% Perpetual Non-Cumulative Preference Shares being registered hereunder, reference is made to the description contained under the heading ‘‘Description of Preference Shares’’ beginning on page S-16 in the Prospectus Supplement, filed on November 14, 2006 (Registration No. 333-129214), which is incorporated herein by reference and made part of this Registration Statement.

Item 2.    Exhibits

3.1	Certificate of Incorporation and Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's 2003 Registration Statement on Form F-1 (Registration No. 333-110435)).

3.2	Amended and Restated Bye-Laws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 27, 2005 and Item 5.02 of the Company's Current Report on Form 8-K filed on May 26, 2006).

4.1	Certificate of Designations of the Company’s 7.401% Perpetual Non-Cumulative Preference Shares, dated November 15, 2006 (incorporated by reference to Exhibit 4.1 of our Current Report on Form 8-K, filed with the SEC on November 15, 2006).

4.2	Specimen Preference Share Certificate for the Company’s 7.401% Perpetual Non-Cumulative Preference Shares, dated November 15, 2006 (incorporated by reference to Exhibit 4.2 of our Current Report on Form 8-K, filed with the SEC on November 15, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 15, 2006		Aspen Insurance Holdings Limited (Registrant)
	By:	/s/ Christopher O'Kane
	Name:	Christopher O'Kane
	Title:	Chief Executive Officer